Exhibit 99.1

OrthoPediatrics Corp. Announces Divestiture of the Vilex Adult Business

WARSAW, Indiana, January 6, 2020 — OrthoPediatrics Corp. (“OrthoPediatrics”) (NASDAQ: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced that it has completed the sale of substantially all of the assets related to the adult product offering of Vilex in Tennessee, Inc. (“Vilex Adult Business”) to Vilex LLC (“Buyer”), an affiliate of Squadron Capital LLC (“Squadron Capital”). In addition, Buyer was granted a license to manufacture and sell products utilizing the external fixation technology developed by Orthex, LLC, an affiliate of OrthoPediatrics, subject to certain restrictions in favor of OrthoPediatrics on sales to certain pediatric accounts. The divestiture was completed on December 31, 2019.

OrthoPediatrics had previously reported its plan to divest the Vilex Adult Business when it acquired Vilex in Tennessee, Inc. and Orthex, LLC in June 2019. As consideration for the Vilex Adult Business, the amount owed by OrthoPediatrics under its Term Note B payable to Squadron Capital was reduced by $25 million. OrthoPediatrics also received the right to use and sell certain intellectual property that Buyer acquired as part of the Vilex Adult Business.

The remaining $5 million of principal outstanding under the Term Note B, plus all accrued interest, was repaid by OrthoPediatrics in full, on December 31, 2019, with funds received from its revolving credit facility with Squadron Capital.

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented “We were encouraged with the high level of interest we received for the Vilex Adult Business during a competitive bidding process last fall. Squadron’s highest bid, together with their help financing the acquisition last June, demonstrates Squadron’s continuous support that has contributed to our on-going success. This divestiture also demonstrates our ability to execute on our strategic objective of positioning OrthoPediatrics for sustainable future growth and maintaining our leading position in pediatric orthopedics.”

David Pelizzon, President of Squadron Capital, added, “Vilex’s adult assets and extensive research and development pipeline provide a noteworthy investment opportunity for us. We are excited to be able to offer their compelling technology and strategically focus on developing a commercial strategy to grow the adult business. We appreciate OrthoPediatrics’ dedication to pediatrics and look forward to increasing adoption of the technology for adult patients.”

Stifel served as the exclusive financial advisor and Bingham Greenebaum Doll LLP served as the exclusive legal advisor to OrthoPediatrics.

About OrthoPediatrics Corp.

Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 33 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States.

2850 Frontier Drive					TOLL-FREE	877.268.6339
Warsaw, Indiana 46582					PHONE	574.268.6379
www.orthopediatrics.com	TRAUMA & DEFORMITY	SCOLIOSIS	SPORTS MEDICINE	CLINICAL EDUCATION	FAX	574.269.3692

About Squadron Capital LLC

Squadron Capital LLC is a private investment firm that seeks to acquire and invest in operating companies based in the United States and abroad. The firm was founded in 2008 and is based in Granby, Connecticut. The firm’s mission is long-term investment (multi-generational) and assistance to the portfolio companies’ leadership teams in the execution of their business plans.

About Vilex LLC

Vilex LLC (formerly known as Squadron Newco LLC) is a wholly-owned subsidiary of Squadron Capital LLC that was formed to acquire the Vilex Adult Business.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019 and OrthoPediatrics’ other filings with the SEC from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Investor Contacts

The Ruth Group

Tram Bui / Emma Poalillo

(646) 536-7035 / 7024

tbui@theruthgroup.com / epoalillo@theruthgroup.com

2850 Frontier Drive					TOLL-FREE	877.268.6339
Warsaw, Indiana 46582					PHONE	574.268.6379
www.orthopediatrics.com	TRAUMA & DEFORMITY	SCOLIOSIS	SPORTS MEDICINE	CLINICAL EDUCATION	FAX	574.269.3692